SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): September 18, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real	92130
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officer: Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
Neurocrine Biosciences, Inc. (the “Company”) and Paul W. Hawran, Executive Vice President and Chief Financial Officer of the Company, entered into an Amended and Restated Employment Agreement dated as of September 18, 2006 (the “Amended Employment Agreement”) providing for his retirement from full-time status and as an Executive Vice President and Chief Financial Officer of the Company. Under the Amended Employment Agreement, Mr. Hawran will continue as a Senior Advisor to the Company through April 1, 2007 (the “Retirement Date”) and receive salary at an annual rate of $365,000. Mr. Hawran will also receive a lump sum cash payment of $400,000 within five business days of his Retirement Date, as well as $800,000 payable ratably over eleven months from April 15, 2007 through March 15, 2008. The Company has agreed to cover Mr. Hawran’s health insurance costs for a period of twelve months after his Retirement Date. In addition, Mr. Hawran also agreed to surrender to the Company options to purchase 145,000 shares of the Company’s common stock. The effectiveness of the Amended Employment Agreement is conditioned on the effectiveness of a general release of claims by Mr. Hawran in favor of the Company.
The Company also entered into an Employment Agreement with Timothy P. Coughlin, that provides that: (i) Mr. Coughlin serve as the Company’s Vice President and Chief Financial Officer for a term of three years commencing on September 18, 2006 at an initial annual salary of $275,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Coughlin gives 90 days notice of termination; (iii) Mr. Coughlin is eligible for a discretionary annual bonus, as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2007 and continuing for the term of the agreement, Mr. Coughlin will be eligible to receive equity awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Mr. Coughlin is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In the event of a termination without cause or deemed termination within six months after a change in control or Mr. Coughlin’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Mr. Coughlin would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Mr. Coughlin for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.
The Compensation Committee approved an increase in Margaret Valeur Jensen, J.D., Ph.D. salary such that her base salary is $380.000.
Item 5.02 Departure of Directors or Principal Officer: Election of Directors; Appointment of Principal Officers.
On September 19, 2006, the Company announced Paul W. Hawran was retiring from full-time status as an Executive Vice President and Chief Financial Officer of the Company effective September 18, 2006. Mr. Hawran will continue as a Senior Advisor to the Company through April 1, 2007.
The Company also appointed Kevin C. Gorman, Ph.D., currently Executive Vice President, to the additional position of Chief Operating Officer where he will be responsible for research and development, human resources, business development, corporate partnering and strategic planning. The Compensation Committee approved an increase in Dr. Gorman’s salary and bonus eligibility such that his base salary is $400,000 and he is eligible for a discretionary annual bonus, as determined by the Board of Directors, based upon achieving certain performance criteria.
Dr. Gorman has been employed with the Company since 1993, and held the position of Executive Vice President and Chief Business Officer before his promotion to Executive Vice President and Chief Operating Officer. As Executive Vice President and Chief Business Officer, he was responsible for the in-

licensing and out-licensing of technologies and products, sales and marketing operations, corporate partnering activities and strategic planning. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Metra Biosystems, IDUN and ARIAD Pharmaceuticals. Dr. Gorman received his Ph.D. in immunology and M.B.A. in finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.
Dr. Gorman has an employment contract that provides that: (i) Dr. Gorman will serve as the Company’s Senior Vice President, Business Development for a term of three years commencing on September 15, 2003; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Gorman gives 90 days notice of termination; (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Gorman is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In the event of a termination without cause or deemed termination within six months after a change in control or Dr. Gorman’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Dr. Gorman would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Dr. Gorman for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.
The Company also announced that it had promoted current Vice President and Corporate Controller Timothy P. Coughlin to Vice President and Chief Financial Officer. Mr. Coughlin will be responsible for accounting, finance, investor relations and information technologies and report to Gary A. Lyons, President and Chief Executive Officer. Mr. Coughlin joined the Company in 2002 and previously served as Vice President, Corporate Controller of the Company. Prior to joining the Company, he was with Catholic Health Initiatives, a fully integrated health delivery system headquartered in Denver, where he was Vice President, Financial Services. From 1989 to 1999, Mr. Coughlin was employed by the Health Sciences practice of Ernst & Young, LLP, attaining the level of Senior Manager. Mr. Coughlin received his B.B.A. in accounting from Temple University and a Masters in international business from San Diego State University. He is a Certified Public Accountant in California and Pennsylvania. For a description of Mr. Coughlin’s employment agreement, see Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
10.1 Amended and Restated Employment Agreement dated as of September 18, 2006 between the Registrant and Paul W. Hawran
10.2 Employment Agreement dated as of September 18, 2006 between the Registrant and Timothy P. Coughlin
99.1 Press Release dated September 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2006	NEUROCRINE BIOSCIENCES, INC.
/s/ MARGARET E. VALEUR-JENSEN
Margaret E. Valeur-Jensen
Executive Vice President, General Counsel and Corporate Secretary